NATIONAL FUEL GAS COMPANY

                           DEFERRED COMPENSATION PLAN


                  As amended effective June 16, 1989,
                  December 15, 1989, June 16, 1993,
                  August 1, 1993, May 1, 1994 and
                  March 20, 1997

                            NATIONAL FUEL GAS COMPANY
                           DEFERRED COMPENSATION PLAN

                                Table of Contents
                                -----------------

                                                                    Page
                                                                    ----

Purpose                                                               1

Article 1 - Definitions                                               2
 1.1   Account                                                        2
 1.2   Accumulation Account                                           2
 1.3   Base Salary                                                    2
 1.4   Beneficiary                                                    2
 1.5   Committee                                                      2
 1.6   Company                                                        2
 1.7   Deferral Agreement                                             2
 1.8   Deferral Amount                                                2
 1.9   Deferral Period                                                3
 1.10  Employer                                                       3
 1.11  Index                                                          3
 1.12  Maximum Matching Contribution Percentage                       3
 1.13  Moody's Election                                               3
 1.14  Participant                                                    3
 1.15  Plan                                                           3
 1.16  Plan Year                                                      3
 1.17  Retirement and Retire                                          3
 1.18  Retirement Account                                             4
 1.19  Retirement Benefit Date                                        4
 1.20  Savings Account                                                4
 1.21  S&P 500                                                        4
 1.22  S&P 500 Minus 1.2% Election                                    4
 1.23  Termination of Employment                                      4
 1.24  TDSP                                                           4

Article 2 - Eligibility                                               5
 2.1   Selection                                                      5
 2.2   Deferral Agreement of Participant                              5

Article 3 - Deferral Commitments                                      6
 3.1   Minimum Deferral                                               6
 3.2   Maximum Deferral                                               6
 3.3   Withholding of Deferral Amounts                                6
 3.4   Commitments as Percentage of Salary                            6

Article 4 - Deferral Crediting Rates Accounts                         7
 4.1   Basic Interest Rate                                            7
 4.2   Supplemental Interest Rate                                     7
 4.3   Available Accounts                                             7

 4.4   Crediting of Deferrals and Interest                            7
 4.5   Account Statements                                             8

Article 5 - Savings Account                                           9
 5.1   Definition                                                     9
 5.2   Four Year Minimum                                              9
 5.3   Distribution of Savings Account                                9
 5.4   Elections within Savings Account                               9

Article 6 - Retirement Account                                        10
 6.1   Definition                                                     10
 6.2   Retirement Benefit                                             10
 6.3   Forms of Annuity                                               10
 6.4   Determination of Annuity                                       10
 6.5   Death Prior to Completion of Retirement Benefits               10
 6.6   Elections within Retirement Account                            11

Article 7 - Termination                                               12
 7.1   Termination                                                    12
 7.2   Death                                                          12

Article 8 - Beneficiary Designation                                   13
 8.1   Beneficiary Designation                                        13
 8.2   Change of Beneficiary Designation                              13
 8.3   No Beneficiary Designation                                     13
 8.4   Effect of Payment                                              13

Article 9 - Other Benefits and Agreements                             14
 9.1   Coordination With Other Benefits                               14
 9.2   Coordination With Tophat Plan                                  14

Article 10 - Termination and Modification                             15
 10.1   Termination and Amendment                                     15
 10.2   Change in Interest Rate                                       15
 10.3   Limited Power of President to Amend Plan                      15

Article 11 - Administration                                           16
 11.1   Committee Duties                                              16
 11.2   Agents                                                        16
 11.3   Binding Effect of Decisions                                   16
 11.4   Indemnity of Committee                                        16

Article 12 - Miscellaneous                                            17
 12.1   Unsecured General Creditor                                    17
 12.2   Nonassignability                                              17
 12.3   Not a Contract of Employment                                  17
 12.4   Health Information                                            17
 12.5   Governing Law                                                 17
 12.6   Withholding                                                   18

 12.7   Binding Effect                                                18
 12.8   Borrowing                                                     18
 12.9   Validity                                                      18
 12.10  Incapacity of Person Entitled to Payment                      18
 12.11  Captions                                                      18
 12.12  Construction                                                  18

                            NATIONAL FUEL GAS COMPANY
                           DEFERRED COMPENSATION PLAN

                                     Purpose
                                     -------

                  The primary purposes of the National Fuel Gas Company Deferred Compensation Plan ("Plan") are to help attract and retain high caliber employees in high-level management positions and to provide such employees with a tax-favored vehicle to accumulate assets and to enhance retirement benefits. Selected executives of National Fuel Gas Company and its subsidiaries and certain other select management and highly-compensated employees will be allowed to participate in the Plan.

                                    Article I

                                   Definitions
                                   -----------


                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1             "Account" shall mean an individual  account maintained on behalf
                ---------
                of a Participant under the Plan. Accounts shall be utilized solely as recordkeeping devices for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. Separate Accounts may be maintained respecting separate Deferral Periods. A Participant's Accounts shall not constitute or be treated as trust funds or in other respects as the property of the Participants for which they are maintained.

1.2             "Accumulation Account" shall have the meaning ascribed to it in
                ----------------------
                Article 4.

1.3             "Base  Salary"  shall mean gross cash  compensation  per regular
                --------------
                payroll period, including salary continuation payments made by an Employer on account of sickness or accident, which are paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to this Plan or pursuant to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, and shall also include payments made to a participant pursuant to the Company's Annual At Risk Compensation Incentive Program, or a successor plan thereto, but shall exclude all other fees, commissions, special, extra or nonperiodic compensation in any form.

1.4             "Beneficiary"   shall  mean  the  person,   persons,  or  entity
                -------------
                designated by the Participant to receive any benefits payable under this Plan upon the death of a Participant.

1.5             "Committee"  shall mean the  committee  appointed  to manage and
                -----------
                administer the Plan in accordance with the provisions of Article 11.

1.6             "Company" shall mean National Fuel Gas Company and all successor
                ---------
                companies thereto.

1.7             "Deferral  Agreement" shall mean the form of written  agreement,
                ---------------------
                as amended from time to time, which is entered into by and between an Employer and a Participant, respecting each Deferral Period prior to the commencement thereof.

1.8             "Deferral  Amount" shall mean the amount of Base Salary deferred
                ------------------
                by a Participant with respect to a Deferral Period pursuant to his or her election in the form of a Deferral Agreement.

1.9             "Deferral Period" shall mean the period established from time to
                -----------------
                time by the Company during which amounts of Base Salary may be deferred by means of the deferral election of the Participant as set forth in the Participant's Deferral Agreement. The first Deferral Period consisted of four Plan Years beginning August 1, 1986. The Company, by action of or pursuant to the authorization of its Board of Directors, may from time to time establish subsequent Deferral Periods and set forth the particular terms and conditions therefor. Each cycle is a Deferral Period.

1.10            "Employer"  shall mean the Company and each of its  subsidiaries
                ----------
                which has one or more eligible employees who have been selected to participate in the Plan. Where the context dictates, the term "Employer" as used herein refers to the particular Employer that has entered into a Deferral Agreement with a specific Participant.

1.11            "Maximum  Matching  Contribution   Percentage"  shall  mean  the
                ----------------------------------------------
                maximum employer matching contribution percentage to which a Participant would be entitled under the TDSP.

1.12            "Moody's  Index"  shall mean the  Moody's  Composite  Average of
                ----------------
                Yields on Corporate Bonds, an economic indicator prepared and published by Moody's Investors Service, Inc., which is an arithmetic average of yields on representative bonds: industrials, public utilities, Aaa, Aa, A and Baa, as it shall be constituted from time to time, or some other index as selected by the Committee which shall be reasonably similar or reasonably reflective of long-term corporate bond yields.

1.13            "Moody's  Election"  shall mean the  election by a  Participant,
                -------------------
                respecting Cycle III-A (which has a Deferral Period of May 1, 1994 through July 31, 1997) and subsequent cycles, to earn a return on his or her Deferral Amounts, on a semimonthly basis, equal to the semimonthly equivalent of the Basic Interest Rate in accordance with Sections 4.1 and 4.4(b), which return shall be compounded.

1.14            "Participant" shall mean any person currently or formerly in the
                -------------
                regular full-time employment of an Employer, who was made eligible to defer compensation under the Plan by the President of the Company, who has deferred compensation under the Plan, and whose Accounts have not been completely distributed to him or her.

1.15            "Plan"  shall  mean  the  National  Fuel  Gas  Company  Deferred
                ------
                Compensation Plan, as amended from time to time.

1.16            "Plan  Year"  shall  mean  the  12   consecutive   month  period
                ------------
                commencing on August 1 and ending on the next following July 31.

1.17            "Retirement"  and "Retire" shall mean severance from  employment
                ------------      --------
                with the Employer at or after the  attainment of age  fifty-five
                (55), or prior thereto pursuant to the disability retirement provisions of the National Fuel Gas Company Retirement Plan ("Retirement Plan").

1.18            "Retirement  Account"  shall have the meaning  ascribed to it in
                ---------------------
                Article 6.

1.19            "Retirement  Benefit  Date"  shall  mean the  date at which  the
                ---------------------------
                Retired Participant has commenced retirement under the Retirement Plan or a successor plan thereto; i.e., the date as of which he or she first receives retirement benefits.

1.20            "Savings  Account"  shall  have the  meaning  ascribed  to it in
                ------------------
                Article 5.

1.21            "S&P 500" shall mean the  Standard & Poors 500 stock  index,  an
                ---------
                index of American stocks published by Standard and Poors Inc., or some other index as selected by the Committee which shall be reasonably similar to or reasonably reflective of the performance of the American stock market.

1.22            "S&P 500 Minus  1.2%  Election"  shall  mean the  election  by a
                -------------------------------
                Participant, respecting Cycle III-A, IV and subsequent cycles, to earn a return on his or her Deferral Amounts, on a semimonthly basis, equal to the semimonthly return of the S&P 500 (including reinvestment of dividends), minus .045%, which when compounded will provide a total return approximately equal to the total annual return of the S&P 500, minus 1.2%, from time to time. A Participant making this election shall, beginning six months before his or her Retirement (if he or she retires), cease earning a return on the above basis. Instead, for such six-month period, he or she shall earn a return as if he or she had then made the Moody's Election.

1.23            "Termination   of  Employment"   shall  mean  the  cessation  of
                ------------------------------
                employment with the Company, voluntarily or involuntarily, for any reason other than Retirement.

1.24            "TDSP"  shall mean the  National  Fuel Gas Company  Tax-Deferred
                ------
                Savings Plan for Non-Union Employees, as it may be amended from time to time.

                                    Article 2

                                   Eligibility
                                   -----------

2.1             Selection.  The  President  of the  Company  shall have the sole
                ---------
                discretion to determine the management and highly compensated employees of an Employer who are eligible to become Participants in the Plan with respect to each Deferral Period, subject to any restrictions the Company's Board of Directors may impose. The President shall be eligible to be a Participant in the Plan for each Deferral Period during which he or she is President of the Company.

2.2             Deferral Agreement of Participant. As a condition of deferral of
                ---------------------------------
                compensation with respect to each Plan Deferral Period, each Participant shall complete, execute and return to the Employer a Deferral Agreement by the enrollment deadline respecting each Deferral Period.

                                    Article 3

                              Deferral Commitments
                              --------------------


3.1             Minimum  Deferral.  The Participant  must agree to defer no less
                -----------------
                than $10,000 over the Deferral Period as a condition of Plan participation respecting that Deferral Period, or such other minimum as may be established from time to time by the Committee.

3.2             Maximum Deferral.  The Participant may defer no more than 60% of
                ----------------
                Base Salary in any Plan Year, or such other maximum as may be established from time to time by the Committee.

3.3             Withholding of Deferral  Amounts.  The percentage of Base Salary
                --------------------------------
                deferred by a Participant pursuant to his or her Deferral Agreement shall be withheld over the Deferral Period in which he or she participates in the manner set forth in the Deferral Agreement of the Participant.

3.4             Commitments as Percentage of Salary.  A  Participant's  deferral
                -----------------------------------
                commitment respecting each Deferral Period, and each deferral commitment to his or her Savings Account or Retirement Account, must be expressed as a whole percentage of his or her Base Salary. A Participant shall, prior to the Deferral Period, make his or her commitment (if any) for all or part of the Deferral Period, at varying percentages, provided that those percentages shall be constant for each 6-month period beginning August 1 and February 1 (unless different periods are authorized by the Committee, from time to time). If, within any such six months (or other authorized period), a Participant's Base Salary changes, such change shall not be reflected in the amount of his or her deferral until the next February 1 or August 1.

                                    Article 4

                      Deferral Crediting Rates and Accounts
                      -------------------------------------


4.1             Basic Interest Rate.  Respecting all cycles,  the Basic Interest
                -------------------
                Rate for a Plan Year shall equal the Moody's Index in effect during the month of May prior thereto.

4.2             Supplemental  Interest  Rate. For all Plan cycles prior to Cycle
                ----------------------------
                III-A, the Supplemental Interest Rate for each Plan Year in the Deferral Period equals 35% of the Basic Interest Rate in effect for that Plan Year. For Plan cycles beginning in and after 1994 (i.e., Cycle III-A, IV and subsequent cycles), there shall be no Supplemental Interest Rate.

4.3             Available Accounts. Each Participant shall have either a Savings
                ------------------
                Account or a Retirement Account, and may have both, depending upon his or her deferral election as expressed in his or her Deferral Agreement. Each Participant in Cycles I, II, II-A and III shall also have an Accumulation Account.

4.4             Crediting of Deferrals and Interest. Each Participant's Deferral
                -----------------------------------
                Amounts shall be credited to his or her Retirement Account and/or Savings Account in accordance with his or her deferral election as expressed in his or her Deferral Agreement, on or about such time as the Participant would have been paid such Deferral Amounts had he or she not participated in the Plan. The percentage of Base Annual Salary credited from time to time to a Participant's Accounts shall equal the percentage thereof that the Participant has deferred.

                (a) Respecting Cycles I, II, II-A, and III, interest on each Participant's Deferral Amounts shall be credited semimonthly at the semimonthly equivalent of the Basic Interest Rate, and shall be compounded semimonthly. Each Participant shall have an Accumulation Account to which additional interest shall be credited (subject to forfeiture as described in Article 7). Interest shall be credited to the Accumulation Account, and compounded, semimonthly, at the semimonthly equivalent of (i) the Basic Interest Rate plus Supplemental Interest Rate times the aggregate of Retirement Account, Savings Account and Accumulation Account balances, less (ii) the Basic Interest Rate times the aggregate of Retirement Account and Savings Account balances.

                (b) Respecting Cycles III-A, IV and subsequent cycles, for Participants making the Moody's Election, interest on Deferral Amounts shall be credited semimonthly at the semimonthly equivalent of the Basic Interest Rate, and shall be compounded semimonthly.

                (c) Respecting Cycle III-A, IV and subsequent cycles, for Participants making the S&P 500 Minus 1.2% Election, a return on each Participant's Deferral Amounts shall be credited semimonthly, at a rate equal to the semimonthly total return of the S&P 500 (including reinvestment of dividends) minus .045%, and shall be compounded semimonthly. Such return may, from time to time, be negative.

4.5             Account Statements. Each Participant will receive a statement of
                ------------------
                his or her accounts annually or at such other time periods as the Committee decides.

                                    Article 5

                                 Savings Account
                                 ---------------


5.1             Definition.  A  "Savings  Account"  is an  Account  to  which  a
                ----------
                Participant may defer a percentage of his or her Base Salary, as he or she shall designate pursuant to his or her Deferral Agreement.

5.2             Four Year Minimum. Respecting each Deferral Period, all funds in
                -----------------
                a Participant's Savings Account must remain in the Plan until at least the end of the fourth (4th) year after the commencement of the Deferral Period (or for such other minimum period as is established by the Company), unless the Participant terminates employment, in which case he or she thereupon should receive his or her Savings Account.

5.3             Distribution of Savings Account.  As part of his or her Deferral
                -------------------------------
                Agreement, a Participant shall designate the date(s), but no more than three per Deferral Agreement, on or about which his or her Savings Account is to be distributed to him, and the apportionment of such distribution if more than one is to be made. If a Participant retires or otherwise terminates employment, his or her Savings Account shall be paid to him or her then in a lump sum payment even if that date is earlier than the date(s) he or she elected. Notwithstanding the above, for Cycle IV and subsequent cycles, a Participant may elect to receive all or a portion of his or her Savings Account on a date(s) that occurs after his or her actual Retirement, but no later than his or her 70th birthday. The Company may from time to time revise these requirements and establish other requirements as to Savings Account elections and distributions.

5.4             Elections   Within   Savings   Account.   With   respect   to  a
                --------------------------------------
                Participant's Deferral Amounts allocated to his or her Savings Account for Cycle III-A, IV or subsequent cycles, the Participant may make either the Moody's Election or the S&P 500 Minus 1.2% Election, but not both.

                                    Article 6

                               Retirement Account
                               ------------------


6.1             Definition.  A  "Retirement  Account"  is an  Account to which a
                ----------
                Participant may defer a percentage of his or her Base Salary as he or she shall designate pursuant to his or her Deferral Agreement.

6.2             Retirement  Benefit.  A  Participant  who Retires  shall  become
                -------------------
                eligible to receive, in accordance with this Article, a monthly payment based on his or her Retirement Account and Accumulation Account. However, if the Participant has no Retirement Account balance and his or her Accumulation Account balance is less than $5,000 (or such other amount as the Committee, in its discretion, shall establish from time to time) at the date of his or her Retirement, that account shall be paid in the form of a lump sum equal to the value of such account.

6.3             Forms of Annuity.  A  Participant  who Retires  shall  receive a
                ----------------
                15-year certain annuity, commencing on the Retirement Benefit Date (except as described above), unless he or she has elected to receive a 5 or 10 year certain annuity prior to the Deferral Period. The Participant must give the Company at least 90 days notice of Retirement. Notwithstanding the above, respecting Cycle III-A, IV and subsequent cycles, the Participant may elect to have the 5, 10 or 15 year certain annuity he or she has chosen pursuant to this Section commence on the latter of his or her retirement or as of the first of the month coinciding with or next following a designated birthday, but no later than his or her 70th birthday.

6.4             Determination of Annuity.
                ------------------------
                (a)  Respecting  Plan  balances  attributable  to  the  Deferral
                Periods for Cycles I, II, II-A and III, the annuity shall be determined by using an interest rate equal to 135% of the average of the Moody's Index in effect for the 60-month period that ends with the month preceding the month in which the Participant's Retirement Benefit Date occurs.

                (b) Respecting Plan balances attributable to Cycle III-A, IV and subsequent cycles, the annuity shall be determined by using the average of the Moody's Index in effect for the 60-month period that ends with the month preceding the month in which the Participant's Retirement Benefit Date occurs, unless the Participant has made an election to commence receipt of his or her Plan benefits in the form of a 5, 10 or 15 year certain annuity for such cycle or cycles at a later date pursuant to the last sentence of Section 6.3, in which case the same 60-month formula shall be used but the 60 months shall end with the month preceding the month in which the annuity commences.

6.5             Death Prior to Completion of Retirement  Benefits.  If a Retired
                -------------------------------------------------
                Participant dies before the retirement annuity hereunder has commenced or has been paid in full, any unpaid benefit payments shall continue and be paid to that Participant's Beneficiary.

6.6             Elections within Retirement Account.
                -----------------------------------
                (a) With respect to a Participant's Deferral Amounts allocated to his or her Retirement Account for Cycle III-A, IV or subsequent cycles, the Participant may make either the Moody's Election or the S&P 500 Minus 1.2% Election, but not both.

                (b) For Cycle III-A, IV and subsequent cycles, a Participant who had made the S&P 500 Minus 1.2% Election for his or her Retirement Account may, after his or her 55th birthday, at one time only, switch all his or her Retirement Account balances out of such election effective as of the first of the month following receipt by the Company of his or her written notification requesting the switch. If a Participant makes such a switch, such Retirement Account balance will commence earning a return, on a semimonthly basis, equal to the semimonthly equivalent of the Basic Interest Rate.

                                    Article 7

                                   Termination
                                   -----------


7.1             Termination.   If  the  Participant   incurs  a  Termination  of
                -----------
                Employment by means other than death, such Participant shall receive any undistributed Savings Account balance, and his or her Retirement Account balance, as soon as reasonably practicable thereafter, but shall forfeit his or her Accumulation Account balance, if any.

7.2             Death. If the Participant  incurs a Termination of Employment by
                -----
                reason of death, his or her Beneficiary shall receive his or her Retirement Account balance, any undistributed Savings Account balance, and his or her Accumulation Account balance (if any), as soon as reasonably practicable thereafter, in the form of a lump sum payment.

                                    Article 8

                             Beneficiary Designation
                             -----------------------


8.1             Beneficiary Designation.  Each Participant shall have the right,
                -----------------------
                at any time, to designate any person, persons or entity as his or her primary and secondary Beneficiary or Beneficiaries.

8.2             Change of Beneficiary  Designation.  Any Beneficiary designation
                ----------------------------------
                may be changed by a Participant at any time by executing and filing a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to his or her death.

8.3             No Beneficiary Designation.  If a Participant fails to designate
                --------------------------
                a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's personal representative, executor or administrator of the Participant's estate.

8.4             Effect of Payment. The payment of benefits under the Plan to the
                -----------------
                named Beneficiary shall completely discharge the Employer's obligations under this Plan.

                                    Article 9

                          Other Benefits and Agreements
                          -----------------------------


9.1             Coordination  With Other Benefits.  The benefits  provided for a
                ---------------------------------
                Participant or for the Beneficiary of a Participant under the Plan are in addition to any other benefits to which the Participant or Beneficiary may be entitled under any other plan or program of the Employer. This Plan shall supplement and shall not supersede, modify, amend, enhance or diminish any other such plan or program except as may otherwise be expressly provided in this Plan or the governing documents of such other plan or program.

9.2             Coordination  with Tophat  Plan. A  Participant  in the Plan who
                -------------------------------
                thereby suffers a loss of benefits under the provisions of other plans or programs of the Company shall be eligible for recompense in accordance with the terms of the National Fuel Gas Company Tophat Plan.

                                   Article 10

                          Termination and Modification
                          ----------------------------


10.1                  Termination and Amendment.  The Company reserves the right
                      -------------------------
                      to terminate or amend the Plan in whole or in part at any time. Such termination or amendment shall have a binding effect on Participants and their Beneficiaries. Upon termination of the Plan, the Participants' Accounts shall be paid out at such time and in such manner as the Committee deems appropriate.

10.2                  Change in Interest  Rate.  The Company may, at any time it
                      ------------------------
                      deems it appropriate (on a prospective or retrospective basis), increase the Supplemental Interest Rate. The
                      Company may also reduce or eliminate the Supplemental Interest Rate on a prospective basis with respect both to future deferrals and future interest on past deferrals. The Company has eliminated the Supplemental Interest Rate with respect to Cycle III-A and IV.

10.3                  Limited Power of President to Amend Plan. The President is
                      ----------------------------------------
                      empowered to amend, restate or otherwise change the Plan as (i) counsel may advise to be necessary or appropriate in order to ensure that the Plan continues to operate as a plan of deferred compensation for tax purposes, remains exempt from many of the provisions of ERISA and otherwise continues to fulfill the purposes for which the Plan was adopted and intended, (ii) as he or she may deem necessary in order to make technical or clarifying changes not inconsistent with or in order to fulfill the purposes of the Plan, and (iii) in other respects except as will materially increase the cost of the Plan to the Company or its subsidiaries or the benefits of the Plan to Participants.

                                   Article 11

                                 Administration
                                 --------------


11.1                  Committee  Duties.  This Plan shall be  administered  by a
                      -----------------
                      Committee, the members of which shall be appointed by the Board of Directors of the Company. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules, regulations, and procedures for the administration of this Plan, and to decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Committee shall have no power to waive or in any other way modify the terms of Deferral Agreements. Members of the Committee who are eligible to participate in the Plan may participate to the same extent as other Participants but shall not take part in any determination directly relating only to their own participation or benefits.

11.2                  Agents. In the  administration of this Plan, the Committee
                      ------
                      may, from time to time, employ agents, including employees of the Company and Plan Participants, and may delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

11.3                  Binding Effect of Decisions. The decision or action of the
                      ---------------------------
                      Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

11.4                  Indemnity of  Committee.  The Company and  Employer  shall
                      -----------------------
                      indemnify and hold harmless the members of the Committee and their agents and delegates against any and all claims, losses, damage, expense (including counsel fees) or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or agents.

                                   Article 12

                                  Miscellaneous
                                  -------------


12.1                  Unsecured   General   Creditor.   Participants  and  their
                      ------------------------------
                      Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of any Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general assets of the Employer. The Employer's obligation under the Plan shall merely constitute an unfunded and unsecured promise of the Employer to pay money in the future.

12.2 Nonassignability. Neither a Participant nor any other ---------------- person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof or interest therein. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

12.3                  Not a Contract of Employment.  The terms and conditions of
                      ----------------------------
                      this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to deny to the Employer the right to discipline a Participant (including reducing his or her salary) or discharge him or her at any time.

12.4                  Health  Information.  The Participant shall provide to the
                      -------------------
                      Company, if so requested and as a precondition for Plan participation, all health information and other information as the Company may require in order to purchase Policies.

12.5                  Governing  Law.  The  provisions  of  the  Plan  shall  be
                      --------------
                      construed and interpreted according to the laws of the State of New York.

12.6                  Withholding.  All  payments  that  are  to be  made  by an
                      -----------
                      Employer to a Participant shall be subject to withholding for any and all taxes as the Employer in its discretion deems appropriate.

12.7                  Binding Effect. The provisions of this Plan shall bind the
                      --------------
                      Participant and his or her Beneficiaries, and shall bind and inure to the benefit of the Employer and its successors and assigns.

12.8                  Borrowing.  No portions of any Accounts may be borrowed by
                      ---------
                      a Participant or his or her Beneficiaries under this Plan.

12.9                  Validity.  In case any  provision  of this  Plan  shall be
                      --------
                      illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.10                 Incapacity of Person Entitled To Payment. If the Committee
                      ----------------------------------------
                      shall reasonably determine, upon evidence satisfactory to it, that it is not desirable, because of the incapacity of the person who shall be entitled to receive any payment in accordance with the provisions of the Plan, to make such payment directly to such person, the Committee may apply such payment for the benefit of such person in any way that the Committee shall deem advisable, or the Committee may make such payment to any third person who, in the judgment of the Committee, will apply such payment for the benefit of the person entitled thereto. Such payment for the benefit of the person entitled thereto, or to a third person for his or her benefit, shall be a complete discharge of all liability with respect to such payment. The Committee may retain any amount that would otherwise be payable in accordance with the provisions of the Plan to a person who may be under legal disability until a representative of such person competent to receive such payment on his or her behalf shall have been appointed pursuant to law.

12.11                 Captions.  The  captions  of the  articles,  sections  and
                      --------
                      paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.12                 Construction.  Whenever  any words are used  herein in the
                      ------------
                      singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.


l:\kmh\sjm\empb\plans\dcp-cy4.doc
Revised:  March 20, 1997